Exhibit 99.1

NEWS RELEASE
	Contact:	David A. Johnson, CEO
Thomas J. Concannon, CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS ANNOUNCES NEW $24 MILLION CREDIT FACILITY

HOUSTON, TEXAS June 15, 2006 - Geokinetics Inc. (OTCBB: GOKN.OB) today announced the closing of a new $24,000,000 credit agreement with PNC Bank, National Association. The new agreement includes $12,000,000 in term financing for the Company’s equipment requirements and a $12,000,000 revolving line of credit. The new credit agreement replaces the approximate $12,000,000 facility that the Company formerly had with HSBC Bank Canada of Calgary, Canada.

David A. Johnson, the President and Chief Executive Officer of the Company, stated “The closing of our new credit facility is another step in our plan to integrate the operations of Trace Energy Services Ltd which we acquired in December 2005. Our new financing will facilitate the continued growth of our combined U.S. and Canadian operations.”

Geokinetics Inc., based in Houston, Texas, is a provider of 3D seismic acquisition and high-end seismic data processing services to the oil and gas industry.

GEOKINETICS INC. (OTCBB: GOKN.OB)

One Riverway, Suite 2100, Houston, Texas  77056  (713) 850-7600  (713) 850-7330 FAX